Exhibit 99.1
NEWS RELEASE
Atlanta, Georgia
April 30, 2008
Contact: Investor Relations
Phone: (770) 729-6510
E-mail: investor.relations@ems-t.com
www.ems-t.com
EMS Technologies Announces Higher First Quarter Earnings
Revenues Up 13 Percent, Operating Income Increased 18 Percent from Q1 2007
ATLANTA — April 30, 2008 — EMS Technologies, Inc. (Nasdaq: ELMG) today reported first quarter 2008 earnings from continuing operations of $4.2 million, or $.26 per share, on revenues of $75.5 million. In the comparable quarter of 2007, the Company reported earnings from continuing operations of $2.9 million, or $.19 per share, on revenues of $66.6 million. The 2008 earnings included a net benefit of $.03 per share for an increase in U.S. research and development tax credits available to the Company. First quarter operating income increased 18 percent in 2008 compared with 2007, excluding the 2008 SG&A expenses related to the preparation of the R&D tax credit claim.
Paul Domorski, president and chief executive officer, commented, “We were pleased with the financial results for the first quarter. Excluding the additional R&D tax credits and related expenses, the Company earned $.23 per share from continuing operations, 21 percent higher than we earned during the first quarter of the prior year.”
He continued, “The satellite communications business had another quarter of excellent results — 27 percent higher revenue and 20 percent higher operating income compared with the same period last year. Defense and space revenues rose 13 percent, while the backlog grew to another record high — $74 million. The mobile logistics business recorded revenues comparable with those of last year’s first quarter.”
Customers Upgrade to SwiftBroadband, More Direct Sales for Aeronautical Products
Continued strong aeronautical demand for high-speed data terminals fueled the growth in satellite communications revenues. EMS upgraded its full line of aeronautical products to enable communications
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using SwiftBroadband, Inmarsat’s newest broadband service. SwiftBroadband upgrades were not limited to commercial customers, but included a major military application in the first quarter.
Sales of CNX® Cabin Gateway networking products, which work with the new Wi-Fi-enabled BlackBerry ®, jumped 36 percent in Q1 2008, compared with the prior-year first quarter. Higher gross margins in Q1 2008 reflected more direct sales of high-speed data terminals to commercial and military customers. Sales to the air transport market were also up significantly compared with Q1 2007.
New SATCOM product initiatives also moved forward in the quarter, including significant work on development of the core module that will form the basis of Inmarsat’s global satellite/GSM phone.
Defense and Space’s New B-2 Contract Contributes to Record Backlog, Expansion Plans
Backlog for the defense and space business increased 13 percent since the beginning of the year. A key contributor was a new Northrop Grumman B-2 antenna contract valued at approximately $13 million. The antenna system for the B-2’s new extremely high frequency (EHF) satellite communications system will enable the B-2 to send and receive battlefield information at substantially faster speeds than its current satellite communications system supports.
Additional backlog growth came from a combination of multi-million dollar orders. These contracts represent continued expansion in three defense and space markets: communications-on-the-move, sensors and countermeasures, and national security space. EMS believes that demand for its capabilities is strong in these areas, and this well-rounded portfolio provides several avenues to support future growth.
“EMS is ramping up technical staffing and expanding facilities — including engineering, design and test, and production areas — to keep pace with the continuing growth in the defense and space business. EMS believes these enhanced capabilities will directly benefit our performance for the remainder of 2008,” Domorski said.
LXE Revenues Up, Americas Showing Early Signs of Recovery
LXE revenues during Q1 2007 increased 5 percent compared with Q1 of last year. Channel sales in the Americas increased by almost 25 percent over Q1 of 2007. The Company believes that a
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factor limiting overall revenue growth was recent uncertainty in financial and currency markets, which may have influenced customer decisions on potential Q1 orders.
New account wins in the quarter included Nordic Cold Storage, The Washington Post, McCoy’s Building Supply and CEVA Logistics. LXE introduced a new ergonomic handheld computer specifically designed for extreme low-temperature environments. The product is strategic because more than 20 percent of U.S. warehousing space is refrigerated, freezer or climate-controlled storage.
The acquisition of Akerstroms Trux AB, the Nordics market leader in vehicle-mount computing (VMC) solutions, was completed mid-quarter, and integration is progressing well. The Company expects benefits and synergies from the acquisition to be realized during 2008. The Trux business significantly strengthens LXE’s VMC offerings and adds strong customers and distribution partners in the Nordics, continental Europe, and the United States.
First Quarter Summary
Domorski concluded, “The Company’s first quarter was led by exceptional revenues from satellite communications, where demand for aeronautical products remains strong. Revenues through SATCOM distribution partners are up, and customers appear eager to upgrade to SwiftBroadband service-enabled products. We believe the market and business trends are favorable, with the European Union opening the way for air travelers to use mobile phones on planes throughout Europe’s airspace.
“We expect the defense and space business, with its healthy backlog, strong orders and expansion plans, to be a major contributor to EMS’s performance for the remainder of 2008. In the LXE mobile logistics business, we continue to enhance the product line, expand the customer base and increase our market presence, and these are encouraging signs for the remainder of 2008. Expected earnings from continuing operations for the 2008 fiscal year remain in the range of $1.30 to $1.40 per share.”
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About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility. EMS has three operating segments:
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;

•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications — from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and

•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Wednesday, April 30, 2008 in which the Company’s management will discuss the financial results for the first quarter of 2008. If you would like to participate in this conference, please call 866.682.6100 (international callers call 201.499.0416) approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Wednesday, May 7, 2008 by dialing 888-346-3949 and entering codes: 0069873#, 4, 20080221175399# (international callers use 404-260-5385 and enter the same codes).
Statements contained in this press release regarding the Company’s expectations for its financial results for 2008, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;
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•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications), and whether these responses and conditions develop according to our expectations;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;
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•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products, and the risk that any acquired businesses, products or technologies do not perform as expected, are subject to undisclosed or unanticipated liabilities, or are otherwise dilutive to our earnings;

•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
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EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)
Unaudited

	Quarters Ended
	Mar 29	Mar 31
	2008	2007
Net sales	$75.5	66.6
Cost of sales	46.8	41.6
Selling, general and administrative expenses	20.3	17.6
Research and development expenses	5.0	4.3

Operating income	3.4	3.1
Interest income and other	1.0	1.4
Interest expense	(0.4)	(0.4)
Foreign exchange gain (loss)	0.1	(0.2)

Earnings before income taxes	4.1	3.9
Income tax expense (benefit)	(0.1)	1.0

Earnings from continuing operations	4.2	2.9
Loss from discontinued operations	—	(0.5)

Net earnings	$4.2	2.4

Net earnings (loss) per share:
Basic — from continuing operations	$0.27	0.19
Basic — from discontinued operations	—	(0.03)

Basic earnings per share	$0.27	0.16

Diluted — from continuing operations	$0.26	0.19
Diluted — from discontinued operations	—	(0.03)

Diluted earnings per share	$0.26	0.16

Weighted average number of shares:
Basic	15.5	15.3
Diluted	15.8	15.4
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EMS Technologies, Inc.
Consolidated Balance Sheets
(In millions)
Unaudited

	Mar 29	Dec 31
	2008	2007
Cash and cash equivalents	$123.5	134.0
Receivables billed, net	63.1	61.1
Unbilled receivables under long-term contracts	29.7	24.0

Trade accounts receivable, net	92.8	85.1

Inventories	31.6	28.9
Other current assets	9.3	9.1

Current assets	257.2	257.1

Net property, plant and equipment	39.8	39.9
Goodwill	21.5	10.0
Other assets	19.3	16.8

	$337.8	323.8

Bank debt and current installments of long-term debt	$3.2	3.2
Accounts payable	26.5	22.4
Other current liabilities	34.2	33.0

Current liabilities	63.9	58.6
Long-term debt, less current installments	10.2	10.5
Other liabilities	11.1	7.6
Shareholders’ equity	252.6	247.1

	$337.8	323.8

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EMS Technologies, Inc.
Segment Data
(In millions)
Unaudited

	Quarters Ended
	Mar 29	Mar 31
	2008	2007
Net sales
LXE	$34.2	32.6
Defense & Space Systems	15.5	13.7
SATCOM	25.8	20.3

Total	$75.5	66.6

Operating income
LXE	$0.5	0.9
Defense & Space Systems	0.5	1.0
SATCOM	3.1	2.5
Corporate and Other	(0.7)	(1.3)

Total	$3.4	3.1

Earnings from continuing operations
LXE	$0.3	0.5
Defense & Space Systems	0.3	0.6
SATCOM	3.4	2.5
Corporate and Other	0.2	(0.7)

Total	$4.2	2.9

EMS Technologies, Inc.
Reconciliation of Non-GAAP Financial Information
(in millions, except per share data)
This press release contains information regarding our operating income, earnings from continuing operations, and diluted earnings per share, excluding R&D-related income tax credits and the operating expenses related to the preparation of the R&D tax credit claim in the quarter ended March 29, 2008. This measure is not prescribed by U.S. generally accepted accounting principles (“GAAP”). Management believes this non-GAAP measure provides more useful information to investors than the most comparable GAAP measure, because the non-GAAP measure more clearly reflects the performance of our businesses’ operating activities. Further, this non-GAAP measure is consistent with the manner in which management evaluated the financial performance of those businesses. However, this information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. Following is a reconciliation of our operating income, earnings from continuing operations and diluted earnings per share to the non-GAAP financial measure that excludes R&D-related income tax benefits and the operating expenses related to the preparation of the R&D tax credit claim for the period.

		Earnings
		from
	Operating	Continuing	Diluted
	Income	Operations	EPS
As reported	$3.4	4.2	0.26
Professional fees to assist in analysis of research and development expenditures	0.2	0.2	0.01
Increase in estimate of U.S. income tax credits for research and development	—	(0.7)	(0.04)

As adjusted	$3.6	3.7	0.23

For further information please contact:	Don T. Scartz
Chief Financial Officer
770-729-6510
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